Exhibit 99.1

VIASPACE Fielding Inquiries from Major Automotive OEMs, Test Systems Specialists and Fuel Cell
Manufacturers Regarding Proprietary Hydrogen Fuel Cell Humidity Sensor

PASADENA, Calif., April 18, 2007 – VIASPACE Inc. (OTC Bulletin Board: VSPC - News), a company commercializing proven technologies from NASA and the US Department of Defense into hardware and software solutions, announced that its new proprietary fuel cell humidity sensor product is receiving significant market interest. The launch and initial shipment of VIASPACE’s VIASENSOR HS-1000 Humidity Sensor has generated multiple inquiries from potential customers including major auto manufacturers, automotive test systems providers and fuel cell developers and manufacturers.

In February VIASPACE delivered its first shipment of the VIASENSOR HS-1000 Humidity Sensor to Fuel Cell Technologies, Inc., a leading supplier of fuel cell test systems. Demonstrations of the product at the Fuel Cell Expo in Japan received highly favorable feedback. Recently VIASPACE has received multiple queries where the real-time water vapor measurement capability is important. The latest inquiries are focused on production quality checks for fuel cells, testing for fuel cell-powered automobiles and fuel cell design optimization.

The VIASENSOR HS-1000 is a leading edge test device that quickly and accurately determines the level of relative humidity or water vapor flowing in a gas stream, which is vital to the proper function and efficiency of hydrogen fuel cells. The product uses proprietary technology to enable continuous, real-time, non-invasive and reliable measurement of the temperature, pressure and moisture content of polymer electrolyte membrane fuel cells (PEMFCs). The VIASENSOR takes data measurements every five seconds, provides automatic data collection software and interfaces to any PC. The device is built to withstand the high temperature and high humidity fuel cell environment, is small in size, quick to deploy and does not require specialized installation.

Dr. Carl Kukkonen, CEO of VIASPACE, commented: “With the launch of the VIASENSOR HS-1000, VIASPACE has delivered a breakthrough product that meets a critical need for hydrogen fuel cell design and performance measurement. We are encouraged by the response we have received and excited to pursue rapidly expanding opportunities for VIASPACE to serve potential customers in the automotive manufacturing, test instrumentation and fuel cell markets.”

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com

Investor Relations contact:
Dr. Jan Vandersande, Director of Communications
800-517-8050
IR@VIASPACE.com

Press contact:
Dr. Carl Kukkonen, CEO
626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.